As filed with the Securities and Exchange Commission on June 27, 2018

Registration No. 333-206980

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MIDAMERICAN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Iowa	42-1425214
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

666 Grand Avenue, Suite 500

Des Moines, Iowa 50309-2580

(515) 242-4300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert B. Berntsen, Esq.

Senior Vice President and General Counsel

MidAmerican Energy Company

666 Grand Avenue, Suite 500

Des Moines, Iowa 50309-2580

(515) 242-4300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

J. Alan Bannister, Esq.

Peter J. Hanlon, Esq.

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

(212) 351-4000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ❑

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ❑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ❑

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ❑

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ❑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	❑	Accelerated filer	❑

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	❑

		Emerging growth company	❑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act:  ❑

DEREGISTRATION

This Post-Effective Amendment No. 1 relates to the registration statement on Form S-3 (Registration No. 333-206980) initially filed by MidAmerican Energy Company (the “Company”) on September 16, 2015 with the Securities and Exchange Commission (the “Registration Statement”), pertaining to the registration of the Company’s debt securities and first mortgage bonds, offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended.

Pursuant to this post-effective amendment, the offering of the Company’s debt securities and first mortgage bonds pursuant to the Registration Statement is terminated hereby. The Company hereby removes from registration all debt securities and first mortgage bonds registered under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on June 27, 2018.

MIDAMERICAN ENERGY COMPANY

By:	/s/ Adam L. Wright
Name:	Adam L. Wright
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adam L. Wright Adam L. Wright	Director, President and Chief Executive Officer (principal executive officer)	June 27, 2018

* Thomas B. Specketer	Director, Vice President and Chief Financial Officer (principal financial and accounting officer)	June 27, 2018

* Robert B. Berntsen	Director	June 27, 2018

* By:	/s/ Paul J. Leighton
Name:	Paul J. Leighton
Title:	Attorney-in-Fact